UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2026

Stonepeak-Plus Infrastructure Fund LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56711	33-1582934
(State or Other Jurisdiction of Incorporation or Organization)	Commission file number	(IRS Employer Identification No.)
55 Hudson Yards 550 W 34th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 907-5100
(Registrant’s telephone number, including area code)
N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Yes ☒ No ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 3, 2026, Stonepeak-Plus Infrastructure Fund LP (the “Fund”) sold unregistered limited partnership units (the “Units”) to third party investors for aggregate consideration of approximately $44,854,182.(1) The following table provides details on the Units sold by the Fund to third party investors (rounding to the nearest whole number):

	Number of Units Sold(2)	Aggregate Consideration
Class Z - Series A-1a	504,834	$16,905,233
Class Z - Series A-1c	102,624	$3,446,807
Class Z - Series I-2	119,760	$4,142,000
Class Z - Series M-I	266,425	$9,300,000
Class Z - Series M-S	315,413	$11,010,000
Class Z - Series S-2	1,448	$50,142
(1) The Fund invests generally alongside another vehicle that is managed by Stonepeak-Plus Infrastructure Fund Advisors LLC, its investment advisor (the “Investment Advisor”), is organized outside of the United States, and has substantially similar investment objectives and strategies with the Fund (the Fund and such other vehicle, together, “SP+ INFRA”).

(2) The number of Units sold by the Fund was finalized on August 25, 2026, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) per Unit for each class or series of a class of the Fund as of July 31, 2026. The purchase price for each of Class Z - Series A-1a, Class Z - Series A-1c, Class Z - Series I-2 and Class Z - Series S-2 Units of the Fund as of August 3, 2026 is the Transactional NAV per Unit for the respective class or series of a class as of July 31, 2026. The purchase price for each of Class Z - Series M-I and Class Z - Series M-S Units of the Fund as of August 3, 2026 is the Transactional NAV per Unit for Class X Units as of July 31, 2026. See Item 8.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Class Z - Series A-1a, Class Z - Series A-1c, Class Z - Series I-2, Class Z - Series M-I, Class Z - Series M-S and Class Z - Series S-2 Units were sold to third-party investors, including through Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

In August 2026, SP+ INFRA (inclusive of the Fund) sold interests for aggregate consideration of approximately $151,426,691. Since inception on May 2, 2025, through the date of filing of this Current Report on Form 8-K, SP+ INFRA (inclusive of the Fund) has sold interests for aggregate consideration of approximately $1,655,304,283 (which consists of $1,455,318,356 of cash and $199,985,928 of assets contributed by affiliates of the Investment Advisor in exchange for Class X Units) as part of its continuous private offering. The amounts disclosed herein do not take into account any Unit redemptions or repurchases by the Fund or Units issued pursuant to any dividend reinvestment plan.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class or series of a class of the Fund as of July 31, 2026, is as follows:

Transactional NAV
as of July 31, 2026
Class Z - Series A-1a	$33.49
Class Z - Series A-1b	$33.54
Class Z - Series A-1c	$33.59
Class Z - Series F-1	$33.59
Class Z - Series I-1	$33.78
Class Z - Series I-2	$34.59
Class Z - Series S-1	$34.52
Class Z - Series S-2	$34.62
Class X	$34.91

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters” of the Fund’s Registration Statement on Form 10 filed on January 31, 2025. Transactional NAV is based on the month-end values of the Fund’s investments, the addition of the value of any other assets (such as cash on hand), and the deduction of the Fund’s liabilities, including certain fees and expenses, in accordance with the Fund’s valuation policy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Stonepeak-Plus Infrastructure Fund LP

Date: August 26, 2026	By:	/s/ Cyrus Gentry
Cyrus Gentry
Chief Executive Officer